Exhibit 99.4

Set forth below are certain risk factors relating to the M&M Acquisition. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Current Report on Form 8-K to which this Exhibit 99.4 is attached.

Risk Factors

We have made certain assumptions relating to the M&M Acquisition which may prove to be materially inaccurate and we may fail to realize all of the anticipated benefits of the acquisition.

We have made certain assumptions relating to the M&M Acquisition, which may prove to be inaccurate. Our failure to identify, or understand the magnitude of, the problems, liabilities or other challenges associated with the M&M Acquisition could result in incorrect expectations of future results and increased risk of unanticipated or unknown issues or liabilities. Our mitigation strategies for such risks that are identified may be ineffective.

These assumptions relate to numerous matters, including:

•	general economic and business conditions, and performance of the M&M Business against this backdrop;
•	potential unknown liabilities and unforeseen delays or regulatory conditions associated with the M&M Acquisition;
•	faulty assumptions or incorrect expectations regarding the process of integrating the M&M Business with ours, including unanticipated delays, costs or inefficiencies;
•	the anticipated benefits and synergies, including timing for when such benefits and synergies may be realized through combining the M&M Business with ours;
•	the amount of attention and resources needed to successfully align our and the M&M Business’s practices and operations which may disrupt our business, including challenges relating to integrating commercial activities, technologies, procedures, policies, retaining key personnel and addressing differences in the business cultures of our business and the M&M Business;
•	the complexities associated with managing the combined businesses;
•	potential increases in the challenges and risks, including commercial and financial risks, associated with our broader international business footprint, and increased exposure to certain end markets and geographies, as a result of the M&M Acquisition which will expand our presence to markets in which we may not have previously done business; and
•	other financial and strategic risks of the M&M Acquisition.

We cannot guarantee that we will achieve our goals or meet our expectations with respect to the M&M Acquisition. The M&M Business’s first quarter adjusted EBITDA declined by approximately 20% in 2022 as compared to the first quarter of 2021, which may result in lower than anticipated financial performance of the M&M Business for 2022. The full benefits of the M&M Acquisition, including the anticipated financial benefits and the synergies and growth opportunities, may not be realized as expected or may not be achieved within the anticipated timeframe, or at all. If our assumptions are inaccurate or we are unable to meet our expectations (including our expectations regarding financial targets), our business, financial performance and operating results could be materially and adversely affected.

Financing the M&M Acquisition will result in an increase in our indebtedness, which could adversely affect us, including by decreasing our business flexibility and increasing our interest expense.

We intend to finance the majority of the $11 billion purchase price of the M&M Acquisition, in part, with cash on hand, borrowings under our term loan and revolving credit facilities and through the issuance of notes in public or private placement offerings. This will increase our indebtedness and may, among other things, reduce our flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs.

Completion of the M&M Acquisition is subject to conditions, and if these conditions are not satisfied or waived, the M&M Acquisition will not be completed.

Each of our and DuPont’s obligation to complete the M&M Acquisition is subject to the satisfaction or waiver of a number of conditions set forth in the transaction agreement. These include, among others, the accuracy of the parties’ respective representations and warranties in the transaction agreement, subject to specified materiality qualifications; compliance by the parties with their respective covenants in the transaction agreement in all material respects; the absence of any law or order enjoining or prohibiting the consummation of the M&M Acquisition; the expiration or termination of the waiting period applicable to the M&M Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the receipt of other antitrust approvals in certain foreign jurisdictions; and the absence of a material adverse effect with respect to the M&M Business. The failure to satisfy all of the required conditions in the transaction agreement could delay the completion of the M&M Acquisition or prevent the M&M Acquisition from occurring. Any delay in completing the M&M Acquisition could cause us not to realize some or all of the benefits that we expect to achieve if the M&M Acquisition is successfully completed within the expected timeframe. There can be no assurance that the conditions to the closing of the M&M Acquisition will be satisfied or waived or that the M&M Acquisition will be completed, or as to whether the M&M Acquisition will be completed on terms other than those set forth in the transaction agreement as in effect as of the date of this Current Report on Form 8-K.

Failure to complete the M&M Acquisition could negatively impact the price of shares of our common stock, as well as our future business and financial results.

If the M&M Acquisition is not completed for any reason, our business and financial results may be adversely affected, including as follows:

•	we may experience negative reactions from the financial markets, including negative impacts on the market price of our common stock;
•	the manner in which industry contacts, business partners and other third parties perceive us may be negatively impacted, which in turn could affect our marketing operations or our ability to compete for new business in the marketplace more broadly;
•	we may experience negative reactions from employees; and
•	we will have expended time and resources that could otherwise have been spent on our existing business and the pursuit of other opportunities that could have been beneficial to us, and our ongoing business and financial results may be adversely affected.

We will incur direct and indirect costs as a result of the M&M Acquisition.

We have incurred and expect to continue to incur a number of non-recurring costs associated with negotiating and completing the M&M Acquisition, combining the operations of our business and the M&M Business and achieving desired synergies. These fees and costs have been, and will continue to be, substantial. We expect that the majority of non-recurring expenses will consist of transaction costs related to the M&M Acquisition and include, among others, employee retention costs, fees paid to financial, legal, integration and accounting advisors, severance and benefit costs. We will also incur transaction fees and costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. We will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the M&M Acquisition and the integration of the M&M Business into our business. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the M&M Business, should allow us to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all. The costs described above, as well as other unanticipated costs and expenses, could have a material adverse effect on our financial condition and results of operations following the completion of the M&M Acquisition. Many of these costs will be borne by us even if the M&M Acquisition is not completed. Factors beyond our control could affect the total amount or timing of these expenses, many of which, by their nature, are difficult to estimate accurately.

The risk of non-compliance with non-U.S. laws, regulations and policies could adversely affect our results of operations, financial condition or strategic objectives.

The M&M Acquisition will introduce us into a number of new geographic markets, subjecting us to additional non-U.S. laws, regulations and policies which do not currently apply to us, and will increase our exposure to certain other geographic markets as well as their laws and regulations. These laws and regulations are complex, change frequently, have become more stringent over time, could increase our cost of doing business, and could result in conflicting legal requirements. These laws and regulations include international labor and employment laws, environmental regulations and reporting requirements, data privacy requirements, and local laws prohibiting corrupt payments to government officials, antitrust and other regulatory laws. We will be subject to the risk that we, our employees, our agents, or our affiliated entities, or their respective officers, directors, employees and agents, may take actions determined to be in violation of any of these laws, regulations or policies, for which we might be held responsible. Actual or alleged violations could result in substantial fines, sanctions, civil or criminal penalties, debarment from government contracts, curtailment of operations in certain jurisdictions, competitive or reputational harm, litigation or regulatory action and other consequences that might adversely affect our results of operations, financial condition or strategic objectives.

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